Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND SERVICING AGREEMENT

    THIS AMENDMENT dated as of the last date on the signature page (the “Effective Date”), to the Fund Servicing Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

    WHEREAS, the parties desire to update the fund list to add Pzena International Value ETF and Pzena U.S. Large Cap Value ETF to the Agreement for Pzena Investment Management, LLC, and

WHEREAS, the parties desire to amend the fee schedule to the Agreement to update the fee schedule to include the ETF fee schedule for Pzena Investment Management, LLC;

WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.    The Exhibit for Pzena Investment Management, LLC in the Agreement is hereby superseded and replaced with the Exhibit for Pzena Investment Management, LLC attached hereto.
2.    As of the Effective Date, the fees listed in the Agreement are hereby superseded and replaced with the fees for Pzena Investment Management, LLC attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jeffrey T. Rauman	By: /s/ Gregory Farley
Name: Jeff Rauman	Name: Gregory Farley
Title: President	Title: Senior Vice President
Date: March 12, 2026	Date: 3/12/2026

ADVISOR SERIES TRUST
Servicing Agreement
Exhibit for Pzena Investment Management, LLC

Name of Series                         Date Added
Pzena Mid Cap Value Fund                         On or after March 20, 2014
Pzena Emerging Markets Value Fund                    On or after March 20, 2014
Pzena Small Cap Value Fund               On or after March 9, 2016
Pzena International Small Cap Value Fund                On or after June 14, 2018
Pzena International Value Fund                        On or after June 10, 2021
Pzena International Value ETF                        On or after March 12, 2026
Pzena U.S. Large Cap Value ETF                    On or after March 12, 2026

Fees Applicable to Mutual Funds

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at August 1, 2024

Annual Fee Based Upon Average Net Assets at Fund Complex Level*
__ basis points on the first $__
__ basis points on the next $__
__ basis points on the next $__
__ basis points on the balance
Minimum annual fee: $__ per fund1 (normally $__ per fund)
    Additional fee of $__ for each additional class1
    Additional fee of $__ per manager/sub-advisor per fund1
1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee calculation, the fees in excess of the minimum will be allocated to each fund based on the percent of AUM.
Services Included in Annual Fee Per Fund
■    Advisor Information Source - On-line access to portfolio management and compliance information.
■    Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■    U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■    Core Tax Services

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Section 15(c) Reporting
    $__ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
    Additional 15(c) reporting is subject to additional charges
    Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
CCO Annual Fees (Per Advisor Relationship/Fund)*
    $__ for the first advisor managed fund
    $__ for funds 2-5 managed by the advisor
    $__/fund over 5 funds managed by the advisor
    $__ / sub-advisor per fund

Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

    $__ – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
    $__ – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
    $__ – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
    $__ – Bank Loans
    Derivative Instruments are generally charged at the following rates:
o    $__ – Interest Rate Swaps, Foreign Currency Swaps
o    $__ – Swaptions
o    $__ – Credit Default Swaps
    $__- Intraday money market funds pricing, up to __ times per day
    $__ per Month Manual Security Pricing (>__per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action and Factor Services (security paydown & prepayment time series)
    $__ per Foreign Equity Security per Month for Corporate Action Services
    $__ per Domestic Equity Security per Month for Corporate Action Services
    $__ per CMO and Asset Backed Security per Month for Factor Services
    $__ per Mortgage-Backed Security per Month for Factor Services

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
    $__ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees
•$__ per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$__ per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
•$__ per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$__ per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$__ per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.
SEC Modernization Requirements
    Form N-PORT – $__ per year, per Fund
    Form N-CEN – $__ per year, per Fund
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Emerging Markets Capital Gains
Fund Services has agreed to evenly split the cost of receiving weekly capital gains reports from the tax agent with Pzena Investment Management, LLC.  Fund Services shall provide Pzena Investment Management, LLC a monthly credit on the Fund Services invoice equal to Fund Services’ portion of the tax agent report fee.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at August 1, 2024

Annual Service Charges to the Fund*
    Base Fee Per CUSIP        $__ /year (Normally $18,000/CUSIP)
    NSCC Level 3 Accounts         $__ /open account
    No-Load Fund Accounts        $__ /open account
    Load Fund Accounts        $__ /open account
    Closed Accounts         $__ /closed account

Services Included in Annual Base Fee Per CUSIP
    DST NSCC Charge
    MFx Report Source

Activity Charges
    Manual Shareholder Transaction & Correspondence        $__ /event
    Omnibus Account Transaction     $__ /transaction
    Telephone Calls         $__ /minute
    Voice Response Calls         $__ /call
    Daily Valuation/Manual 401k Trade         $__ /trade

CUSIP Setup Charge
    $__ / CUSIP

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed
.

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
    FAN Web Select (Fund Groups under 50,000 open accounts)
−    Implementation - $__ /fund group – includes up to 10 hours of technical/BSA support
−    Annual Base Fee - $__ /year
    FAN Web Direct (API) – Quoted Separately
    Customization - $__ /hour
    Activity (Session) Fees:
−    Inquiry - $__ /event
−    Account Maintenance - $__ /event
−    Transaction – financial transactions, reorder statements, etc. - $__ /event
−    New Account Set-up - $__ /event (Not available with FAN Web Select)
    Strong Authentication:
−    $__ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
    Base Fee Per Management Company – file generation and delivery - $__ /year
    Per Record Charge
−    Rep/Branch/ID - $__
−    Dealer - $__
    Price Files - $__ or $__ /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
    Inquiry Only
−    Inquiry - $__ /event
−    Per broker ID - $__ /month per ID
    Transaction Processing
−    Implementation - $__ /management company
−    Transaction – purchase, redeem, exchange, literature order - $__ /event
−    New Account Setup – $__ /event
−    Monthly Minimum Charge - $__ /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
    Implementation Fees
−    Develop eBusiness Solutions Software - $__ /fund group
−    Code Print Software - $__ /fund group
    Load charges
−    $__ /image
    Archive charge (for any image stored beyond 2 years)
−     $__ /document

*Normal Vision ID and activity charges also apply.

FAF Money Market Fund Service Organizations
    $__ /money market share class per year
    Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
    $__ /qualified plan account or Coverdell ESA account (Cap at $__ /SSN)
    $__ /transfer to successor trustee
    $__ /participant distribution (Excluding SWPs)
    $__ /refund of excess contribution
    $__ /reconversion/recharacterization

Additional Shareholder Paid Fees
    $__ /outgoing wire transfer or overnight delivery
    $__ /telephone exchange
    $__ /return check or ACH or stop payment
    $__ /research request per account (Cap at $__ /request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services*
    Account Management
−    $__ /month (account management, lead reporting and database administration)
    Out-of-Pocket Expenses
−    Kit and order processing expenses, postage, and printing
    Inbound Teleservicing Only
−    Account Management - $__ /month
−    Call Servicing - $__ /minute
    Lead Conversion Reporting (Closed Loop)
−    Account Management     - $__ /month
−    Database Installation, Setup -     $__ /fund group
−    Specialized Programming - (Separate Quote)*

*Fees exclude postage and printing charges.

Fees Applicable to ETF Funds

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services - in support of external legal counsel
    New fund launch – $__ per fund or as negotiated
    Ongoing Annual Regulatory Administration Services, including supplements –
o    $__ for first three active or inactive funds in same statutory prospectus
o    $__ for each additional active or inactive fund in the same statutory prospectus
    Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements

Above fees are applicable when all new funds are registered in same statutory prospectus.

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
    Postage, if necessary
    Federal and state regulatory filing fees
    Expenses from Board of Trustee meetings
    Third party auditing and legal expenses
    EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
    All other Miscellaneous expenses

Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Base Fee for Accounting, Administration Services
The following reflects the greater of the basis point fee or annual minimum1 where Pzena Investment Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund1            Basis Points on Trust AUM1
Fund $__             First $__ __ bps
         Next $__     __ bps
                     Next $__     __ bps
                        Balance __ bps

Base Fee for ETF Services
Annual Fee per fund
ETF Order Management     $__ per fund
ETF Transfer Agency     $__ per order (Create or Redeem)

Basket Creation
Equities/Cash              __bps
International Securities/Derivatives __bps

Fixed AP Fee              TBD/fund

Optional Services
ETF Stock Splits         $__
ETF Liquidation         $__
ETF Slippage Calculations     $__/Fund/Year

    See APPENDIX A for Services and Associated Fees in addition to the Base Fee
    See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

APPENDIX A
Accounting, Administration Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

    $__ – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
    $__ – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
    $__ – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
    $__ – Bank Loans
    Derivative Instruments are generally charged at the following rates:
o    $__ – Interest Rate Swaps, Foreign Currency Swaps
o    $__ – Swaptions
o    $__ – Credit Default Swaps
    $__ Intraday money market funds pricing, up to __ times per day
    $__ per Month Manual Security Pricing (>__per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
    $__ per Foreign Equity Security per Month for Corporate Action Services
    $__ per Domestic Equity Security per Month for Corporate Action Services
    $__ per CMO and Asset Backed Security per Month / $__ for ETF Funds per month for Factor Services
    $__ per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
    $__ per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$__ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees
•$__ per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$__ per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
•$__ per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$__ per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$__ per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.
Trust Chief Compliance Officer Annual Fee
$__ for the first fund (subject to Board approval)
$__ for each additional fund 2-5 (subject to change based on Board review and approval)
$__ for each fund over 5 funds
$__ per sub-adviser per fund (capped at $__ per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
SEC Modernization Requirements
Form N-PORT – $__ per year, per Fund
Form N-CEN – $__ per year, per Fund
Tailored shareholder reporting - $__ per year, per Fund (first class), $__ per year for each additional class
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
    $__ per year, per Fund
Section 15(c) Reporting
$__ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
    Performance reporting package: Peer Comparison Report
Additional 15c reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■    $ __ per trust per year - Base fee
■     Additional fee of $__ per fund per year

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$__
Full Derivatives User (no OTC derivatives)	$__
Full Derivative User (with 1-5 OTC derivatives)	$__
Full Derivative User (with 5 or more OTC derivatives)	$__
Closed Fund Data Maintenance Fee	$__
*Additional fees may apply from index providers
Fees for Special Situation:
    Fee will be accessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$__
More than 5% but less than 25%	$__
25% or more	$__

    Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$__
Per User Fee	$__
Per Separate Committee[2] Fee	$__

1 Subject to an annual increase, provided that the annual increase will not exceed 4.5% through October 2025
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

2 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	$__
1Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $__
1933 Act C-Corp – U.S. Bank Fee Schedule plus $__
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $__
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $__ per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $__ per additional estimate
State tax returns - (First two included in core services) – $__ per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $__
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $__ Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $__ per state return
Sign state income tax returns – $__ per state return
Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $__ per fund

Advisor’s signature below acknowledges approval of the above fee schedules.

Pzena Investment Management, LLC

By: /s/ Allison Fisch
Name: Allison Fisch
Title: Principal, President and Portfolio Manager
Date: March 12, 2026